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                                                                EXHIBIT 23(b)

                     [Deloitte and Touche LLP Letterhead]


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-1087 on Form N-4 of Valley Forge Life Insurance Company Variable Annuity Separate Account of our report dated February 18, 1998, accompanying the financial statements of Valley Forge Life Insurance Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and our report dated February 23, 1998, accompanying the financial statements of Valley Forge Life Insurance Company Variable Annuity Separate Account, as of December 31, 1997 and for the period from inception through December 31, 1997, appearing in the Prospectus and the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





Deloitte & Touche LLP
Chicago, Illinois

April 30, 1998